BDO     BDO  Dunwoody  LLP                                      600  Park  Place
        Chartered  Accountants  and  Consultants            666  Burrard  Street
                                               Vancouver,  BC,  Canada  V6C  2X8
                                                     Telephone:  (604)  688-5421
                                                       Telefax:  (604)  688-5132
                                                        Email:  vancouver@bdo.ca
                                                                      www.bdo.ca

                                                  Direct  Line:  (604)  443-4716
                                                             Email:  bcox@bdo.ca
                                                                        03-11754

May  11,  2000

Securities  and  Exchange  Commission
Washington,  DC
20549

Dear  Sirs:

Re:  Merlin  Software  Technologies  International,  Inc.  ("the  Company")

We hereby consent to the incorporation of the Company's audited financial statements for the years ended December 31, 1999 and 1998, previously filed by the Company in its 10-KSB annual report for the year ended December 31, 1999 with the Securities and Exchange Commission, into the Company's Form S-8 (with respect to the registration of the 2000 Stock Option Plan). We hereby consent to the use of this consent as an exhibit to this S-8 Registration Statement.

Yours  truly,

/s/  BDO  Dunwoody  LLP

Chartered  Accountants